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                                                  Exhibit 23







          INDEPENDENT AUDITORS' CONSENT




          We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 33-1052 of American Electric Power Company, Inc. on Form S-8 and Post-Effective Amendment No. 2 to Registration Statement No. 33-1734 of American Electric Power Company, Inc. on Form S-3 of our reports dated February 21, 1995, appearing in and incorporated by reference in this Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 1994.


          /s/ Deloitte & Touche LLP


          Deloitte & Touche LLP
          Columbus, Ohio
          March 28, 1995


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